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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Registration Nos. 33-54477, 333-24999, 333-52213 and 333-83163) and on Form S-8 (Registration Nos. 33-22493, 33-25807, 33-26024 (as
amended in Registration No. 2-97533), 33-33626, 33-46518, 33-53973, 333-02029,
333-32603, 333-40565, 333-60081, 333-91247 and 333-95071) of Burlington
Resources Inc. of our report dated March 3, 2000 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP
Houston, Texas
March 15, 2000